FOR IMMEDIATE RELEASE

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Media: Sean Clancy, 225-987-7129

SHAW SELECTS NEW CFO
BRIAN FERRAIOLI TO JOIN SHAW AS
EXECUTIVE VICE PRESIDENT — FINANCE

Baton Rouge, Louisiana, July 12, 2007 — The Shaw Group Inc. (NYSE:SGR) today announced that Brian K. Ferraioli has accepted an offer to join the company as an executive vice president, Finance and will begin work at the end of July. He will assume the role of chief financial officer before the company reports its fourth quarter 2007 financial results. Until that time, Dirk Wild continues in the role of interim chief financial officer. Mr. Ferraioli will relocate to The Shaw Group’s headquarters in Baton Rouge, La., and report directly to J.M. Bernhard, the company’s chairman, president and chief executive officer.

Mr. Ferraioli was vice president and Controller for Foster Wheeler, Ltd., since 2002, where he had responsibility for worldwide financial reporting and internal control functions. From July 2000 until November 2002, Mr. Ferraioli served as vice president and chief financial officer of Foster Wheeler USA Corporation and, from July 1998 to July 2000, he served as vice president and chief financial officer of Foster Wheeler Power Systems, Inc. He implemented all of the company’s Sarbanes-Oxley policies and procedures and possesses significant Securities and Exchange Commission reporting expertise from his 28-year tenure in the engineering and construction industry.

Mr. Ferraioli holds an MBA from Columbia University and a bachelor of science in Accounting from Seton Hall University. He is a member of the American Institute of Certified Public Accountants.

The Shaw Group also announced that Robert L. Belk will assume the role of executive vice president following the completion of his medical leave. In his new role, Mr. Belk will continue reporting to Mr. Bernhard and his responsibilities will include executive sponsorship of significant client, investor, banking and governmental relationships.

“Mr. Ferraioli brings significant global financial planning, forecasting and analysis expertise to The Shaw Group at a moment in our history when our project capabilities continue to expand our domestic and international wins,” Mr. Bernhard said. “We also anticipate his considerable Wall Street credibility will enhance our strong relationships with the analyst community.

“I also look forward to Bob Belk’s return to the organization,” Bernhard said. “Bob was instrumental in steering our substantial growth as chief financial officer and the company will continue to maximize his historical perspective and the institutional relationships gained during the past few years.”

The Shaw Group Inc. is a leading global provider of technology, engineering, procurement, construction, maintenance, fabrication, manufacturing, consulting, remediation, and facilities management services for government and private sector clients in the energy, chemical, environmental, infrastructure, and emergency response markets. A Fortune 500 company with nearly $5 billion in annual revenues, Shaw is headquartered in Baton Rouge, Louisiana and employs approximately 25,000 people at its offices and operations in North America, South America, Europe, the Middle East and the Asia-Pacific region. For further information, please visit Shaw’s website at www.shawgrp.com.

                The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements.  The statements contained herein that are not historical facts (including without limitation statements to the effect that the Company or its management “believes,” “expects,” “anticipates,” “plans,” or other similar expressions) and statements related to revenues, earnings, backlog, or other financial information or results are forward-looking statements based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company.  There can be no assurance that future developments affecting the Company will be those anticipated by the Company.  These forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions and are subject to change based upon various factors.  Should one or more of such risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  A description of some of the risks and uncertainties that could cause actual results to differ materially from such forward-looking statements can be found in the Company’s reports and registration statements filed with the Securities and Exchange Commission, including its Form 10-K and Form 10-Q reports, and on the Company’s web-site under the heading “Forward-Looking Statements”.  These documents are also available from the Securities and Exchange Commission or from the Investor Relations department of Shaw.  For more information on the company and announcements it makes from time to time on a regional basis visit our web site at www.shawgrp.com.

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